                                                                 EXHIBIT 12.1

                         AMERICA WEST AIRLINES, INC.


              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

           (IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)


                                                                          REORGANIZED COMPANY
                                                        ------------------------------------------------------------------------
                                                        THREE MONTHS ENDED             YEAR ENDED
                                                             MARCH 31,                DECEMBER 31,            PERIOD FROM
                                                       --------------------      ---------------------        AUGUST 26 TO
                                                        1997          1996        1996           1995       DECEMBER 31, 1994
                                                       ------        ------      ------         ------    ----------------------
Computation of Earnings:
Income (loss) before income taxes
     and extraordinary item                            $ 25,918    $ 25,420      $ 34,493    $ 108,378       $19,736

Add:
   Interest expense including amortization
        of debt expense                                  12,172      12,385        49,678       59,418        22,827
   Interest portion of rent expense                      25,640      21,945        93,539       83,680        26,879
                                                       --------    --------      --------    ---------       -------
Income (loss), as adjusted                             $ 63,730    $ 59,750      $177,710    $ 251,476       $69,442
                                                       ========    ========      ========    =========       =======
Computation of Fixed Charges:
Interest expense including amortization
     of debt expense                                   $ 12,172    $ 12,385      $ 49,678    $  59,418       $22,827
Interest portion of rent expense                         25,640      21,945        93,539       83,680        26,879
Capitalized interest                                         --         606            --        2,666           621
                                                       --------    --------      --------    ---------       -------
Fixed charges                                         $  37,812    $ 34,936      $143,217    $ 145,764       $50,327
                                                       ========    ========      ========    =========       =======


Ratio of earnings to fixed charges                         1.69        1.71          1.24         1.73          1.38


                                                               PREDECESSOR COMPANY
                                                      -------------------------------------------
                                                                                YEAR ENDED
                                                       PERIOD FROM              DECEMBER 31,
                                                       JANUARY 1 TO       -----------------------
                                                      AUGUST 25, 1994      1993            1992
                                                      ---------------     ------          -------
Computation of Earnings:
Income (loss) before income taxes
     and extraordinary item                            $(201,209)         $37,924        $(131,761)

Add:
   Interest expense including amortization
        of debt expense                                   34,038           54,252           55,886
   Interest portion of rent expense                       51,538           81,795          102,314
                                                       ---------         --------        ---------
Income (loss), as adjusted                             $(115,633)        $173,971        $  26,439
                                                       =========         ========        =========

Computation of Fixed Charges:
Interest expense including amortization
     of debt expense                                   $  34,038         $ 54,252        $  55,886
Interest portion of rent expense                          51,538           81,795          102,314
Capitalized interest                                          --               --               --
                                                       ---------         --------        ---------
Fixed charges                                          $  85,576         $136,047        $ 158,200
                                                       =========         ========        =========



Ratio of earnings to fixed charges                            (*)            1.28               (*)




(*) For the purpose of computing the ratio of earnings to fixed charges, "earnings" consist of income (loss) before income taxes and extraordinary item plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest. For the period ended August 25, 1994 earnings were insufficient to cover fixed charges by $201.2 million. For the year ended December 31, 1992 earnings were insufficient to cover fixed charges by $131.8 million.